UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)  March 31, 2010

GE Capital Credit Card Master Note Trust

RFS Holding, L.L.C.

GE Money Bank

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor
as Specified in their respective Charters)

Delaware

(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

333-107495, 333-130030, 333-144945 333-107495-02, 333-130030-01, 333- 144945-01	57-1173164 (RFS Holding, L.L.C.) 20-0268039 (GE Capital Credit Card Master Note Trust)
(Commission File Numbers for Registrant and Issuing Entity, respectively)	(Registrants’ I.R.S. Employer Identification Nos. for Registrant and Issuing Entity, respectively)

c/o General Electric Capital Corporation 901 Main Avenue Norwalk, CT	06851
(Address of Principal Executive Offices)	(Zip Code)

(203) 585-6669

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into Material Definitive Agreements.

RFS Holding, L.L.C. entered into an Underwriting Agreement, dated March 31, 2010 (“Underwriting Agreement”), among RFS Holding, L.L.C., RFS Holding, Inc., Barclays Capital Inc. and Citigroup Global Markets Inc. relating to the Series 2010-2, Class A Asset Backed Notes (the “Series 2010-2 Class A Notes”) by GE Capital Credit Card Master Note Trust described in the Prospectus dated March 30, 2010 and the Prospectus Supplement dated March 31, 2010.

The Registrant is also filing a Form of the Series 2010-2 Indenture Supplement to be dated as of April 7, 2010 (“Form of  Series 2010-2 Supplement”) between GE Capital Credit Card Master Note Trust and Deutsche Bank Trust Company Americas, as indenture trustee.

Item 8.01. Other Events.

The Registrant is filing Exhibits 5.1 and 8.1 in connection with the issuance of the Series 2010-2 Notes.

Item 9.01.              Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.

Exhibit No.	Document Description

1.1	Underwriting Agreement

4.1	Form of Series 2010-2 Indenture Supplement

5.1	Opinion of Mayer Brown LLP with respect to legality

8.1	Opinion of Mayer Brown LLP with respect to tax matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 1, 2010	RFS Holding, L.L.C., as depositor

	By:	/s/ Ravi Ramanujam
	Name:	Ravi Ramanujam
	Title:	Vice President